UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              SCHEDULE 14A

                             (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-12


                       QUESTAR ASSESSMENT, INC.
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           (Name of Registrant as Specified In Its Charter)
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 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.    Title of each class of securities to which transaction applies:

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2.    Aggregate number of securities to which transaction applies:

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3.    Per unit price or other underlying value of transaction
      computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4.    Proposed maximum aggregate value of transaction:

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5.    Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.    Amount previously paid:

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2.    Form, Schedule or Registration Statement No.:

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4.    Date Filed:

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

                       QUESTAR ASSESSMENT, INC.

        (formerly Touchstone Applied Science Associates, Inc.)

                 4 Hardscrabble Heights, P.O. Box 382
                       Brewster, New York 10509



               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To be held on April 25, 2007

To the Stockholders of Questar Assessment, Inc.:

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of QUESTAR ASSESSMENT, INC. (formerly Touchstone Applied Science Associates, Inc.)., a Delaware corporation (the "Company"), will be held at the Company's headquarters at 4 Hardscrabble Heights, Brewster, New York 10509 on Wednesday, April 25, 2007 at the hour of 10:00 a.m. local time for the following purposes:

            (1)  To elect Directors of the Company; and

            (2) To transact such other business as may properly come before the Meeting.

            Only stockholders of record at the close of business on March 30, 2007 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                              By Order of the Board of Directors,


                              LINDA G. STRALEY
                              Senior Vice President and Secretary

Brewster, New York
March 30, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                  [THIS PAGE INTENTIONALLY LEFT BLANK]

                       QUESTAR ASSESSMENT, INC.

        (formerly Touchstone Applied Science Associates, Inc.)

                 4 Hardscrabble Heights, P.O. Box 382
                       Brewster, New York 10509


                   ANNUAL MEETING OF STOCKHOLDERS
                     To be Held April 25, 2007


                           PROXY STATEMENT

            This Proxy Statement and the accompanying proxy are furnished by the Board of Directors of Questar Assessment, Inc. (formerly Touchstone Applied Science Associates, Inc.), a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held on April 25, 2007. The Annual Meeting will be held at the Company's headquarters at 4 Hardscrabble Heights, Brewster, New York 10509 on Wednesday, April 25, 2007 at the hour of 10:00 a.m. local time for the purposes set forth in the foregoing Notice of Annual Meeting. It is contemplated that this Proxy Statement, together with the accompanying form of proxy and the Company's Annual Report for the fiscal year ended October 31, 2006 ("Fiscal 2006"), will be mailed together to stockholders on or about March 30, 2007.

            Stockholders of record at the close of business on March 30, 2007 are entitled to notice of, and to vote at, the Meeting. On that date, there were issued and outstanding 3,037,437 shares of Common Stock, par value $0.0001 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote. In addition, there were an aggregate of 1,888,889 shares of Series A Preferred Stock, which are convertible, as of the date hereof, into 1,888,889 shares of Common Stock, and each of which is entitled to one vote per share. Accordingly, as of the date of this Proxy Statement, there are 4,926,326 eligible votes outstanding.

            The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, a holder of Common Stock shall be entitled to one vote in person or by proxy, for each share held in his, her or its name on the record date.
Directors will be elected by a plurality of the votes cast at the Meeting. The ratification or approval of all other proposals will be decided by a majority of the votes cast at the Meeting. Shares represented by proxies marked to withhold authority to vote, and shares represented by proxies that indicate that the broker or nominee stockholder thereof does not have discretionary authority to vote them will be counted to determine the existence of a quorum at the Meeting but will not affect the plurality or majority vote required. However, because abstentions with respect to any matter are treated as shares present in person or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as a negative vote on matters other than the election of directors.

            All proxies received pursuant to this solicitation will be voted (unless revoked) at the Meeting or any adjournment thereof in the manner directed by a stockholder and, if no direction is made, will be voted FOR the election of each of the management nominees for directors in Proposal No. 1. If any other matters are properly presented at the Meeting for action, which are not presently anticipated, the proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. A proxy given by a stockholder may nevertheless be revoked at any time before it is voted by communicating such revocation in writing to the transfer agent, American Stock Transfer & Trust Company, at 40 Wall Street, New York, New York 10005 or by executing and delivering a later-dated proxy. Furthermore, any person who has executed a proxy but is present at the Meeting may vote in person instead of by proxy, thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given.

            As of the date of this Proxy Statement, the Board of Directors knows of no matters other than the foregoing which will be presented at the Meeting. If any other business should properly come before the Meeting, the accompanying form of proxy will be voted in accordance with the judgment of the persons named therein, and discretionary authority to do so is included in the proxy. All expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telecopier, telegraph or personal calls. Management does not intend to use specially engaged employees or paid solicitors for such solicitation. Management intends to solicit proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares. In connection with the change in the corporate name, the Company's stock trading symbol has been changed to "QUSA".

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                MANAGEMENT AND DIRECTOR NOMINEES

            The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of March 30, 2007, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's officers and directors; and (iii) all officers and directors as a group. As of March 30, 2007, there were 3,037,437 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote per share. In addition, there were an aggregate of 1,888,889 shares of Series A Preferred Stock, which are convertible, as of the date hereof, into 1,888,889 shares of Common Stock, and each of which is entitled to one vote per share. Accordingly, as of the date of this Proxy Statement, there are 4,926,326 eligible votes outstanding


                                                  Shares of         Percent of
Name and Address of                              Common Stock      Common Stock
Beneficial Owners and                            Beneficially      Beneficially
Directors and Officers                              Owned             Owned
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5% Beneficial Owners:
---------------------


Cahill, Warnock Strategic
Partners Fund, L.P.
c/o Cahill, Warnock & Co., LLC
500 East Pratt Street, Suite 1200
Baltimore, MD 21202                                 592,849(1)        19.5%

Camden Partners Strategic Fund III, L.P.
c/o Camden Partners Strategic Manager, LLC
500 East Pratt Street, Suite 1200
Baltimore, MD 21202                               1,600,167(2)        34.5%

Midsouth Investor Fund L.P.
1776 Peachtree St., N.W.
Suite 412 North
Atlanta, GA 30309                                   215,000            7.1%

Kevin Gruneich
12 White Pine Canyon Road
Park City, UT 84060                                 185,600            6.1%
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Officers and Directors
----------------------

Michael D. Beck
4 Hardscrabble Heights
Brewster, NY 10509                                  198,875(3)         6.4%
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Steven R. Berger
805 Third Avenue
New York, NY 10022                                   10,198(4)           *
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Donald W. Hughes
500 East Pratt Street, Suite 1200
Baltimore, Maryland 21202                         2,308,199(5)        48.9%
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Martin Maleska
401 E. 60th Street
New York, New York 10022                                _ _(6)           *
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Theodore Naegeli
2905 West Service Rd.
Egan, MN 55121                                       43,488(7)         1.4%
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Chris L. Nguyen
4204 St. Paul Street
Baltimore, Maryland  21218                            8,333(8)           *
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Andrew L. Simon
4 Hardscrabble Heights
Brewster, NY 10509                                  250,468(9)         7.8%
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Linda G. Straley
4 Hardscrabble Heights
Brewster, NY 10509                                  118,307(10)        3.8%
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Thomas G. Struzzieri
319 Main Street
Saugerties, NY  12477                                23,333(11)          *
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David L. Warnock
500 East Pratt Street, Suite 1200
Baltimore, Maryland 21202                         2,310,074(12)       49.0%
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James Williams
4 Hardscrabble Heights
Brewster, NY 10509                                        0(13)          *
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Officers and Directors as a
Group (11 persons)                                2,974,618(14)       56.9%
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________________
* Less than 1%


1 Excludes 32,850 shares owned by Strategic Associates, L.P., an affiliate of Cahill, Warnock Strategic Partners Fund, L.P. (the "Fund"), but as to which the Fund disclaims beneficial ownership. ("Strategic Associates"; together, with the Fund, the "Cahill, Warnock Entities"). Pursuant to the Investor Rights Agreement (the "Investor Rights Agreement") between the Company and the Cahill, Warnock Entities, the Company has agreed that so long as the Cahill, Warnock Entities own at least 50% of the shares issuable or issued pursuant to warrants held by the Cahill, Warnock Entities), the Cahill, Warnock Entities have the right to nominate two directors to the Board of Directors of the Company. David L. Warnock and Donald W. Hughes are the two current directors who were nominated by the Cahill, Warnock Entities. Pursuant to the Investor Rights Agreement, the directors and executive officers of the Company have agreed, at each meeting of stockholders for the purpose of electing directors, to cast their eligible votes in favor of the nominees of the Cahill, Warnock Entities. Edward L. Cahill, David L. Warnock and Donald W. Hughes are general partners of Cahill, Warnock Strategic Partners, L.P. ("Cahill, Warnock Partners"), the Fund's sole general partner, and the sole general partner of Strategic Associates. Each of David L. Warnock and Donald W. Hughes is also a director of the Company (see footnotes 5 and 11 to this table).

2 Includes 1,600,167 shares of Common Stock which are issuable upon conversion of 1,600,167 shares of Series A-1 Preferred Stock, subject to anti-dilution adjustments. Excludes 66,650 shares of Common Stock which are issuable upon conversion of 66,650 shares of Series A-1 Preferred Stock owned by Camden Partners Strategic Fund III-A, L.P. ("Camden III-A"), an affiliate of Camden Partners Strategic Fund III, L.P. ("Camden III"), but as to which Camden III disclaims beneficial ownership. (Camden III and Camden III-A, the "Camden Entities"). David Warnock and Donald Hughes, who are directors of the Company, are each managers of Camden Partners Strategic Manager, LLC. Each of David L. Warnock and Donald W. Hughes is also a director of the Company (see footnotes 5 and 11 to this table).

3 Includes (i) 42,000 shares which are owned jointly with Mr. Beck's wife, (ii) 9,375 shares owned by Mr. Beck's daughter, and (iii) 63,500 shares which Mr. Beck has the right to acquire upon the exercise of currently exercisable stock options or options that will become exercisable within 60 days. Excludes: (i) 9,375 shares owned by Mr. Beck's wife, as to which Mr. Beck disclaims beneficial ownership, and (ii) 20,000 shares which are the subject of options which are not currently exercisable.

4 Includes 9,573 shares which Mr. Berger has the right to acquire upon the exercise of currently exercisable stock options or stock options which become exercisable within 60 days, and excludes 1,667 shares which are the subject of options that are not currently exercisable.

5   Includes  (i)   625,699 shares owned by the Cahill Warnock
    Entities, (ii) 1,666,667 shares of Common Stock issuable upon conversion of shares of Series A-1 Preferred Stock owned by the Camden Entities, and (iii) 15,833 shares which Mr. Hughes has the right to acquire upon the exercise of currently exercisable options or stock options which become exercisable within the next 60 days. Excludes 1,667 shares which are the subject of options that are not currently exercisable.

6 Excludes 5, 000 shares which are the subject of options that are not currently exercisable.

7 Includes 43,488 shares of Common Stock issuable upon conversion of shares of Series A-2 Preferred Stock.

8 Includes 8,333 shares which Mr. Nguyen has the right to acquire upon the exercise of currently exercisable stock options or stock options which become exercisable within the next 60 days. Excludes 1,667 shares which are the subject of options that are not currently exercisable.

9 Includes 131,500 shares which Mr. Simon has the right to acquire upon the exercise of currently exercisable stock options or stock options that will become exercisable within 60 days. Excludes: (i) 375 shares of Common Stock owned by the retirement account of Mr. Simon's wife, as to which Mr. Simon disclaims beneficial ownership, and (ii) 50,000 shares which are the subject of stock options that are not currently exercisable.

10 Includes 47,000 shares which Ms. Straley has the right to acquire upon the exercise of currently exercisable stock options or options that will become exercisable within 60 days. Excludes 15,000 shares which are the subject of options that are not currently exercisable.

11 Includes 18,333 shares which Mr. Struzzieri has the right to acquire upon the exercise of currently exercisable stock options or options which become exercisable within the next 60 days. Excludes 1,667 shares which are the subject of options that are not currently exercisable.

12 Includes (i) 625,699 shares owned by the Cahill Warnock Entities, (ii) 1,666,667 shares of Common Stock issuable upon conversion of shares of Series A-1 Preferred Stock owned by the Camden Entities, and (iii) 10,833 shares which Mr. Warnock has the right to acquire upon the exercise of currently exercisable options or stock options which become exercisable within the next 60 days. Excludes 1,667 shares which are the subject of options that are not currently exercisable.

13 Excludes 50,000 shares which are the subject of options that are not currently exercisable.

14 Includes 303,030 shares which officers and directors have the right to acquire upon the exercise of currently exercisable stock options or options which become exercisable within the next 60 days. Includes shares beneficially owned by Messrs. Warnock and Hughes through the Camden Entities and the Cahill Warnock Entities. Excludes 148,335 shares which are the subject of options that are not currently exercisable.

                      CORPORATE GOVERNANCE

            The Company is committed to the highest level of honesty, integrity and ethics. The Company regularly reviews its corporate governance policies in light of legal, regulatory and corporate governance changes.

            The Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") marked the beginning of legislative and regulatory reforms of the corporate governance process in the United States. Sarbanes-Oxley contains very specific provisions with respect to the operation of the boards of directors and the committees thereof. Pursuant to Sarbanes-Oxley, the Securities and Exchange Commission (the "SEC") has adopted extensive regulations applicable to the corporate governance of corporations with a class of stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, pursuant to the authority and directives of Sarbanes-Oxley, the New York Stock Exchange, the Nasdaq Stock Market and other stock exchanges regulated under the Exchange Act have adopted listing standards, policies and procedures applicable to companies whose securities are traded on the respective exchanges. Effective July 1, 2001, the Company's Common Stock trades on the Nasdaq Electronic Bulletin Board.
The SEC has stated that the Nasdaq Electronic Bulletin Board does not constitute an exchange, and accordingly, a company whose shares are traded only on the Nasdaq Electronic Bulletin Board is not subject to the additional listing standards and regulations issued by the regulated stock exchanges. The Company is a "small business issuer" as such term is defined in the Exchange Act, and consequently, certain of the SEC's regulations on corporate governance are not currently binding on the Company. Nevertheless, it is the Company's intention to adhere as closely as possible to the "best practices" in the market regarding corporate governance, subject to the limitations inherent in the Company's current size and operations.

                          PROPOSAL NO. 1


                       ELECTION OF DIRECTORS

  MANAGEMENT RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF
               THE NOMINEES TO THE BOARD OF DIRECTORS.

            Nine directors are to be elected at the Meeting for terms of one year each and until their successors shall be elected and qualified. The nominees were approved by the Board as nominees in accordance with the Board's corporate governance policies. The Company does not currently have a nominating committee. Linda G. Straley has elected not to seek re-election as a director in order to enable the composition of the Board to shift to a higher percentage of independent directors. Ms. Straley will continue to serve the Company actively as Senior Vice President and Secretary of the Company. Ms. Straley has served as a director since 1994, and on behalf of the stockholders and the Board, the Company wishes to express its deep and sincere appreciation for the extensive and valuable contributions Ms. Straley has made to the Company in her capacities as a director and as an executive officer.

            It is intended that votes will be cast pursuant to the enclosed proxy for the election of the eight persons whose names are first set forth below unless authority to vote for one or more of the nominees is withheld by the enclosed proxy, in which case it is intended that votes will be cast for those nominees, if any, with respect to whom authority has not been withheld.
In the event that any of the nominees should become unable or unwilling to serve as a director, a contingency which the management has no reason to expect, it is intended that the proxy be voted, unless authority is withheld, for the election of such person, if any, as shall be designated by the Board of Directors.

         DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES
                       CAST AT THE MEETING.

            The following table sets forth information concerning each person nominated to serve as a director of the Company:

-------------------------------------------------------------------------------
                                      First
                                      Became
     Name                    Age      Director     Current Position
     ----                    ---      --------     ----------------


Michael D. Beck              60       1997         Director; Senior Vice
                                                   President, Questar;
                                                   President and Chief
                                                   Executive Officer, Beck
                                                   Evaluation & Testing
                                                   Associates, Inc. ("BETA")
-------------------------------------------------------------------------------

Steven R. Berger(1)(2)       51       1996         Director
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Donald W. Hughes(1)          56       2001         Director
-------------------------------------------------------------------------------

Martin Maleska               62       2007         Director
-------------------------------------------------------------------------------

Theodore Naegeli             55       2006         Director
-------------------------------------------------------------------------------

Chris L. Nguyen(1)(2)        45       2004         Director
-------------------------------------------------------------------------------

Andrew L. Simon              64       1995         Chairman of the Board of
                                                   Directors; President and
                                                   Chief Executive Officer,
                                                   Questar; Vice President and
                                                   Director, ADI; Vice
                                                   President and Director,
                                                   AEC; Vice President and
                                                   Treasurer, QESI

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Thomas G. Struzzieri(1)(2)   48       2000         Director
-------------------------------------------------------------------------------

David L. Warnock(2)          49       1998         Director
-------------------------------------------------------------------------------

_________________________
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee

            Each director shall hold office until the earlier of the next annual meeting of the Company's stockholders or his or her resignation and until a successor is selected and qualified.

            MICHAEL D. BECK was elected as a Director of the Company in March 1997 and is a Senior Vice President of the Company. He was a Vice President of the Company since
January 1997. Mr. Beck is also a Director and President and Chief Executive Officer of BETA. Since 1983, Mr. Beck has been President of BETA, which provides consulting and contractual services to school districts, state education departments and test and textbook publishers. As of January 2, 1997, BETA became a wholly-owned subsidiary of the Company and Mr. Beck continues to serve as the President of BETA. Mr. Beck has also provided consulting services on matters of educational research and assessment for various military, governmental and commercial organizations. Mr. Beck received an A.B. from John Carroll University and an M.A. from Fordham University.

            STEVEN R. BERGER was elected as a Director of the Company in March 1996 and he also serves on each of the Company's Compensation and Audit Committees. Mr. Berger was a partner in the law firm of Salans from January 1989 through September 2002. Salans acted as special securities counsel to the Company from January 1995 through September 2002.
Mr. Berger is currently a shareholder in the law firm of Vedder, Price, Kaufman & Kammholz, P.C. in New York City. The Company has retained Vedder, Price, Kaufman & Kammholz, P.C. since October 2002 as its special securities counsel. Mr. Berger received an A.B. from Harvard University and a J.D. from Harvard Law School.

            DONALD W. HUGHES was elected as Director in June 2001. Since July 2001, Mr. Hughes has served on, and is Chairman of, the Company's Audit Committee. Since 1999, Mr. Hughes has served as Executive Vice President and Chief Financial Officer of Camden Partners, Inc. and a member of and Chief Financial Officer of Camden Partners Holdings, LLC, each of which is an affiliate of Cahill Warnock. Mr. Hughes has served as an officer of Cahill Warnock since February 1997 and is a General Partner and Chief Financial Officer of Cahill Warnock. Prior to joining Cahill Warnock in February 1997, Mr. Hughes had served as Vice President, Chief Financial Officer and Secretary of Capstone Pharmacy Services, Inc. from December 1995 and as Executive Vice President and Chief Financial Officer of
Broventure Company, Inc., a closely-held investment management company, from July 1984 to November 1995. Mr. Hughes serves on the boards of directors of New Horizons Worldwide, Inc. and the Maryland Food Bank. Mr. Hughes received a B.A. from Lycoming College and an M.S.F. from Loyola College in Maryland, and is a Certified Public Accountant.

            MARTIN MALESKA was elected as a Director in March 2007. Mr. Maleska has been in the publishing industry since 1980. In 2005, he organized Riverstone Partners as a consulting firm. Previously, Mr. Maleska has been the Senior Vice President for Acquisitions at Maxwell/Macmillan, President of the International and Professional Groups at Simon & Schuster, a managing director and principal at Veronis Suhler Stevenson, and the CEO of the business to business Magazine and Training Divisions of Primedia. Mr. Maleska currently serves on the Boards of Directors of VCampus Inc, Source Media Inc, Network Communications Inc, Executive Development Associates and RFID Journal. He also is a member of the board of Advisors of the NYU Publishing Program.

            THEODORE NAEGELI was elected as a Director in September 2006. Mr. Naegeli is one of the founders of Questar Educational Systems, Inc. and served as its CEO from its inception until its sale to the Company in May 2006. He has served as President of Questar Data Systems, Inc. since 1991. In addition, Mr. Naegeli served as President of National Business Systems, Inc. (NBS) from 1994 to 2001. He was CFO of NBS prior to taking over the presidency. Mr. Naegeli worked as a CPA in public accounting prior to joining NBS. He holds a B.S. in Accounting from the University of Minnesota.

            CHRIS L. NGUYEN was elected as a Director at the Annual Stockholders Meeting of the Company in April 2004.
Mr. Nguyen was a senior executive with Sylvan Learning Systems from 1989 to 1996. During his tenure at Sylvan, Mr. Nguyen was COO of Sylvan's computer-based testing division, Sylvan Prometric. From 1996 through 2001, Mr. Nguyen was President and CEO of Caliber Learning Network, a publicly-traded company specializing in distance learning services for adults. Currently, Mr. Nguyen is the principal and owner of Dynanet Consulting Services, LLC. Dynanet provides management consulting and technology development services to companies within the education and testing markets. Mr. Nguyen received a B.A from Johns Hopkins University.

            ANDREW L. SIMON was elected as Director and as President of the Company in March 1995. Mr. Simon serves as Chairman of the Board of Directors. Mr. Simon is also a Director and Secretary of BETA, Vice President and Director of ADI, Vice President and Director of AEC, and Vice President and Treasurer of QESI. From 1995 through June 2006, Mr. Simon also acted as Chief Financial Officer of the Company. He served as Interim President of TASA from June 1994 through March 1995. He was a founder of the Company and previously served as a Director from 1976 to 1991 and has acted as a financial consultant to the Company since its inception in 1976. From 1983 to 1986, he was a Vice President/Marketing Division Head in the Private Clients Group at Bankers Trust Company. He was a Vice President at Citibank, NA, where he held a number of senior marketing and sales positions, from 1980 to 1983. Prior to 1980, Mr. Simon served as Marketing Director for several consumer package goods companies including Norcliff-Thayer and Lederle Laboratories.
He holds an M.B.A. from Columbia University and a B.A. from Washington University. Mr. Simon is a director of The Hudson Valley Trust.

            THOMAS G. STRUZZIERI was elected a Director of the Company in June 2000. He serves on each of the Company's Audit and Compensation Committees. Mr. Struzzieri is the owner of Horse Shows In The Sun (HITS). Based in Saugerties, New York, HITS produces horse shows in California, Florida, Virginia, New York, and Arizona. Mr. Struzzieri is a director of the United States Equestrian Federation, and is a founding member and a director of the United States Hunter/Jumper Association. He also serves on the Board of Directors of the United Way of Ulster County and the Ulster County Development Corporation, and is a member of the SUNY Ulster County Community College Board of Trustees. Mr. Struzzieri is a member of the Chamber of Commerce of Ulster County as well as the Business and Community Leaders' Advisory Committee of the Institute of Ecosystem Studies. He attended Vassar College.

            DAVID L. WARNOCK was elected as a Director of the Company in October 1998 and, since that time, he has also served on the Company's Compensation Committee. Since 1999,
Mr. Warnock has been President and Chief Executive Officer of each of Camden Partners, Inc. and Camden Partners Holdings, LLC, each of which is an affiliate of Cahill Warnock. Mr. Warnock is a founding partner of Cahill, Warnock & Company, LLC, an asset management firm established in 1995 to invest in small public companies. From 1983 to 1995, Mr. Warnock was with T. Rowe Price Associates in senior management positions, including President of the corporate general partner of T. Rowe Price Strategic Partners and T. Rowe Price Strategic Partners II, and as the Executive Vice President of T. Rowe Price New Horizons fund. Mr. Warnock also serves on the Boards of Directors of Bridges Learning Systems, the National Alliance to End Homelessness, the Center for Fathers, Families and Workforce Development, Nobel Learning Communities, New Horizons Worldwide, Inc., and American Public Education, Inc. Mr. Warnock received a B.A. in History from the University of Delaware and a Masters in Finance from the University of Wisconsin.

            Pursuant to the Investor Rights Agreement, the Company has agreed that so long as Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P. (collectively, the "Investors") own at least 50% of the warrants (the "Warrants") issued in connection with a certain Securities Purchase
Agreement (the "Securities Purchase Agreement") (or, if the Warrants have been exercised, the shares issuable pursuant thereto), the Investors shall have the right to nominate two directors to the Board of Directors of the Company. David L. Warnock and Donald W. Hughes are the two current directors who were nominated by the Investors. Pursuant to a certain Investor Rights Agreement executed simultaneously with the Securities Purchase Agreement, the directors and executive officers of the Company have agreed, at each meeting of stockholders for the purpose of electing directors, to cast their eligible votes in favor of the nominees of the Investors.

                       BOARD OF DIRECTORS

            The Board of Directors believes that the composition of the Board is largely responsible for the Board's effectiveness in fulfilling its management oversight responsibilities. At the Company's Annual Stockholders Meeting in April 2006, eight directors were elected to the Company's Board of directors. Upon the acquisition of Questar Educational Systems, Inc., in May 2006, the Board was expanded and Mr. Theodore Naegeli was elected to the Board at such time. In March 2007, Mr. Martin Maleska was appointed to serve on the Board. In order to shift the composition of the Board to a higher percentage of independent directors, Ms. Linda Straley, a director of the Company since 1994, has elected not to seek re-election as a director. Assuming that the nominees proposed by management are elected to the Board, two of the directors (Messrs. Simon and Beck) will be management directors and the other seven directors will be non-management directors.

            Each of Mr. Struzzieri, Mr. Nguyen and Mr. Maleska does satisfy the independence criteria contained in the listing standards of either the New York Stock Exchange or the Nasdaq Stock Market. As described under "Certain Relationships and Related Transactions", four of the non-management directors would not be considered "independent" under such listing standards. Two of the non-management directors (Messrs. Warnock and Hughes) would not be considered "independent" because they are principals of a more than 20% stockholder of the Company. One non-management director (Mr. Naegeli) would not be considered "independent" because of his participation in the transaction which the Company acquired Questar Educational Systems, Inc. One non-management director (Mr. Berger) is a partner in the law firm that acts as special securities counsel to the Company, and accordingly, he would not be considered independent under such rules because of the fees paid to his law firm for legal services. Though technically the Company does not have a majority of its Board comprised of "independent" directors, the Company does have the majority of its Board comprised of non-management directors. The non-management directors reasonably believe that they are able to provide independent judgment on behalf of the Company.

            The Company does not have a formal nominating committee. The entire Board considers and recommends the nominees to the Board of Directors. The Board considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. Nominees for directors are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company's business and willingness to devote adequate time to Board duties. At the current time, the Company's business and operations do not generate a large pool of potential candidates for directors. The Board does not believe that the presence of a nominating committee would alter the situation.

            The Board believes that qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company. The value of these benefits may outweigh other factors. Therefore, it is expected that the Board will generally consider renomination of incumbent directors, provided they continue to meet the director qualification criteria adopted by the Board. However, the Board is not required to nominate eligible incumbent directors for re-election. In considering an incumbent director as a nominee, the Board shall assess such individual's performance and contribution during the prior year and evaluate any changes in circumstances relating to such individual's ability to continue to fulfill the responsibilities of being a director of the Company. All of the eight nominees for directors standing for election pursuant to this Proxy Statement are incumbent directors.

            The Board will consider candidates for directors recommended by stockholders in accordance with the criteria it uses for all directors. To date, the Company has not received any recommendations for directors from any stockholder. To recommend a prospective nominee for consideration by the Board, a stockholder should submit the candidate's name and qualifications to the Secretary of the Company, at the address of the Company, 4 Hardscrabble Heights, Brewster, New York 10509. Submissions should include: (a) the proposed candidate's name and qualifications (including a five-year employment history with employer names and description of responsibilities, and whether such individual can evaluate and understand financial statements); (b) the name and record address of the stockholder or stockholders recommending such candidate; (c) the number of shares of stock that are beneficially owned by such stockholder or stockholders in the aggregate; and (d) a description of any financial relationship or other relationship between the nominating stockholder and the proposed nominee, or between the nominee and the Company or any of its subsidiaries. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. Recommendations received by October 31, 2007, will be considered for nomination at the 2007 Annual Meeting of Stockholders.

            BOARD MEETINGS.  During Fiscal 2006, the Board of
            --------------
Directors met as a whole five times, including telephonic meetings. Each of the directors of the Company attended at least 75% of the total number of meetings held by the Board and Board committees on which such director served during Fiscal 2006.
            ANNUAL STOCKHOLDERS MEETING.  The policies adopted by
            ---------------------------
the Board of Directors encourage each director to attend our Annual Meeting of Stockholders each year. Generally, the Board holds its annual organizational meeting immediately after the Annual Meeting, which allows most directors to attend the Annual Meeting. All directors attended our 2006 Annual Meeting.

            STOCKHOLDER COMMUNICATIONS WITH DIRECTORS.  Any
            -----------------------------------------
stockholder who wishes to communicate directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Board of Directors, Questar Assessment, Inc., P.O. Box 382, 4 Hardscrabble Heights, Brewster, New York 10509, or by email to questarboard@questarai.com.

            DIRECTORS COMPENSATION.  The Board of Directors of the
            ----------------------
Company adopted the Directors Plan in February 1996 in order to aid the Company in attracting, retaining and motivating independent directors. The Directors Plan initially authorized awards up to an aggregate of 25,000 shares of Common Stock. In February 2000, the Board of Directors approved an amendment to the Directors Plan increasing to 75,000 the number of shares which may be the subject of stock options under the Directors Plan. The stockholders of the Company approved such amendment at the Annual Meeting of Stockholders on March 31, 2000. At the Annual Meeting of Stockholders held on April 29, 2005, the stockholders approved amendments to the Directors Plan to increase by 75,000 the number of shares eligible to be issued pursuant to the Directors Plan and to extend the expiration date of the Directors Plan from March 2006 to April 30, 2010. Under the Directors Plan, non-qualified stock options to purchase up to 150,000 shares of Common Stock may be granted to non-employee directors of the Company, which options are granted automatically at the times and in the manner stated in the Directors Plan.

            Subject to the terms of the Directors Plan, each non-employee director receives 5,000 options on the day he (she) first is elected to the Board of Directors, and 2,500 options on the date of each annual meeting of the stockholders of the Company, provided he (she) is re-elected to the Board of Directors. The exercise price of stock options granted under the Directors Plan is the fair market value of the Company's Common Stock on the date of grant. The options become exercisable after the first anniversary of the date of grant and the term of the option cannot exceed ten years. Effective for options granted under the Directors Plan in Fiscal 2006 and thereafter, such options will become exercisable in three equal annual installments following the grant date. On April 30, 2004, the Company granted 15,000 options under the Directors Plan; on April 29, 2005, the Company granted 12,500 options under the Directors Plan; on April 27, 2006, the Company granted 12,500 options under the Directors Plan. In September 2006, the Company granted to Mr. Naegeli 5,000 options under the Directors Plan upon his initial election to the Board, and in March 2007, the Company granted to Mr. Maleska 5,000 options under the Directors Plan upon his initial election to the Board of Directors. In Fiscal 2005, 2,500 options under the Directors Plan were exercised. As of October 31, 2006, an aggregate of 88,075 options were outstanding under the Directors Plan, and subsequent to such date, 9,325 options under the Directors Plan were exercised.

            Effective in Fiscal 2007, the independent directors of the Board will also receive a fee of $2,500 per fiscal quarter.

COMMITTEES

            The Board of Directors has two standing committees:
the Audit Committee and the Compensation Committee. The operations of these two committees are discussed in greater detail below.

            AUDIT COMMITTEE.  Under Sarbanes-Oxley, the Audit
            ---------------
Committee is responsible for the appointment, compensation, and oversight of the Company's outside auditors. The Company's independent registered public accounting firm is now required to report directly to the Audit Committee. The Company's Board has adopted resolutions to comply with Sarbanes-Oxley. The Audit Committee Charter, originally adopted by the Board of Directors in 2000, was revised in 2004 in order to comply with Sarbanes-Oxley. Attached as Exhibit A to this Proxy Statement is the current Audit Committee Charter. The Audit Committee Charter is also publicly available on the Company's website located at www.QuestarAI.com.

            The Audit Committee is currently comprised of Donald
W. Hughes (Chairman), Steven R. Berger, Chris L. Nguyen and Thomas Struzzieri, each of whom is a non-management director of the Company, and Messrs. Nguyen and Struzzieri are independent directors. The Report of the Audit Committee for Fiscal 2006 is included below in this Proxy Statement. Though only Mr. Struzzieri and Mr. Nguyen technically meet the Sarbanes-Oxley definition of "independence", the Board of Directors of the Company has determined that no member of the Audit Committee has a relationship with the Company that is reasonably likely to interfere with the Audit Committee's ability to perform its functions. The Board believes that each member of the Audit Committee is financially literate, and is qualified to serve on the Audit Committee. The Board further believes that Mr. Hughes qualifies as a "financial expert" on the basis of his business background and experience as he is a Certified Public Accountant and has served as the chief financial officer of several companies including his current employer, Camden Partners. The Board has also determined that, notwithstanding Mr. Hughes' position as an executive officer and affiliate of Cahill Warnock, Mr. Hughes will be able to exercise independent judgment and to perform his Audit Committee responsibilities in a fair and impartial manner. Accordingly, the Board has determined that the best interests of the Company require that Mr. Hughes remain as a member of the Audit Committee and be deemed to be the Audit Committee's financial expert. If the nominees for directors are elected at the Annual Meeting, the Board anticipates that it will add Mr. Maleska to the Audit Committee.

            The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective body to monitor the financial reporting process and internal controls of the Company, (2) oversee the quality and integrity of the financial statements of the Company; (3) review and appraise the qualifications, performance and independence of the Company's independent registered public accounting firm; and
(4) monitor the compliance by the Company with legal and regulatory requirements. The Audit Committee has the sole authority to retain and terminate the independent registered public accounting firm for the Company and to approve any non-audit services proposed to be provided by the independent registered public accounting firm. The Committee is also required to review annually the terms of engagement and performance of the Company's independent registered public accounting firm. In connection therewith, the Committee has the sole authority to approve all audit engagement fees and terms, as well as the fees for permissible non-audit services. The Committee meets not less than annually with the independent registered public accounting firm and the Company's financial management to review the scope and procedures of (i) the audit of the annual financial statements, (ii) the reviews of the Company's quarterly financial statements, (iii) the Company's internal controls, and (iv) any other matters required to be discussed with such accounting firm under applicable law, rule, regulation or accounting or auditing standard. In addition, the Audit Committee is responsible for monitoring potential conflicts of interest among the Company's officers, directors and employees. The Audit Committee also provides a forum for confidential discussions with employees regarding the professional and ethical behavior of the Company's officers, directors and employees.

            COMPENSATION COMMITTEE.  The Compensation Committee is
            ----------------------
responsible for reviewing the performance of the Chief Executive Officer; reviewing and recommending the compensation of the Company's officers, including the Chief Executive Officer; recommending and approving stock option grants and restricted stock and other awards to management under the Company's stock option plans; reviewing and recommending compensation programs including stock option grants, 401(k) contributions and annual bonuses; reviewing and recommending director compensation; and advising the Chief Executive Officer on miscellaneous compensation issues. The Compensation Committee also advises and assists management in formulating policies regarding compensation. During Fiscal 2006, the members of the Compensation Committee were Messrs. Berger, Struzzieri, Warnock and Nguyen, each of whom is a non-management director of the Company. The Compensation Committee Charter is attached to this Proxy Statement as Exhibit B, and is publicly available on the Company's website located at www.QuestarAI.com.

REPORT OF THE AUDIT COMMITTEE

            The Audit Committee is currently comprised of four non-management directors and operates under a written charter adopted by the Audit Committee and approved by the Board. A copy of the charter of the Audit Committee is attached as Exhibit A to the Proxy Statement. The Audit Committee assists the Board in monitoring the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the engagement, performance and independence of the Company's independent registered public accounting firm, and the internal controls of the Company.

            The Audit Committee met separately with the Company's independent registered public accounting firm on a quarterly basis in order to assess the quality of the Company's financial statements, the use of estimates and reserves and critical accounting policies, and the application of generally accepted accounting principles. The Company's independent registered public accounting firm and the Company's internal financial and accounting personnel have unrestricted access to the members of the Audit Committee. Any non-audit related services to be performed by the Company's independent registered public accounting firm are required to be reviewed as to scope and fees and approved in advance by the Audit Committee.

            The Audit Committee held six meetings during Fiscal 2006. The Audit Committee reviewed and discussed the unaudited quarterly financial statements for each of the first three fiscal quarters of Fiscal 2006 and the first quarter of Fiscal 2007 with management and the Company's independent registered public accounting firm, prior to the inclusion of such financial statements in the respective Form 10-QSB Reports.

            In May 2006, the Audit Committee authorized the Company to seek proposals from independent registered public accounting firms to provide audit services for the fiscal year ending October 31, 2006 and the interim period ending July 31, 2006. The Audit Committee decided to issue the request for proposal because it wanted the opportunity to review firms in light of the Company's then pending acquisition of Questar Education Systems, Inc., which has its principal office in Minneapolis. Questar was acquired by the Company in June 2006 and constitutes a significant subsidiary of the Company. After the closing of the acquisition of Questar, the Audit Committee of the Company reviewed the proposals received from accounting firms, completed its due diligence investigations and considered the benefits and detriments of changing independent registered public accounting firms.

            On July 26, 2006, the Audit Committee notified Lazar Levine & Felix, LLP ("Lazar Levine"), of its decision to dismiss Lazar Levine as the Company's independent auditors. During each of the two fiscal years of the Company, ended October 31, 2005 and October 31, 2004, the reports of Lazar Levine on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change principal accountants was approved by the Audit Committee of the Company's Board of Directors. During the fiscal years ended October 31, 2005 and October 31, 2004, and any subsequent interim periods, there were no disagreements between the Company and Lazar Levine on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Lazar Levine, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

            On July 26, 2006, the Audit Committee notified McGladrey & Pullen LLP ("McGladrey") that the Company had selected McGladrey as the Company's independent registered public accounting firm for the Company's fiscal year ending October 31, 2006 and the interim period ending July 31, 2006, subject to the execution of a definitive engagement letter. During the Company's two most recent fiscal years or subsequent interim period, the Company had not consulted with McGladrey regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did McGladrey provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company's two most recent fiscal years or subsequent interim periods, the Company had not consulted with McGladrey on any matter that was the subject of a disagreement or a reportable event.

            During Fiscal 2006, the Company identified a previously unrecorded liability for employees' earned but unused vacation. The Company's policy has been to allow employees who have earned vacation hours as a result of their employment to carry forward a limited amount of the unused vacation at the Company's fiscal year end into the subsequent period. If an employee were to terminate employment with the Company, the value (based upon such employee's daily pay rate) of any earned but unused vacation would be paid by the Company in the form of a cash payment to the former employee. On January 16, 2007 the Company concluded that the Company should restate its consolidated financial statements for Fiscal 2005 and Fiscal 2004. The Audit Committee of the Board also concluded that the financial impact of such change in unused vacation liability on the Company's un-audited consolidated financial statements for individual fiscal quarters ended during Fiscal 2005, 2004 and 2003 was immaterial, and therefore no restatement of the interim financial statements for such periods was deemed necessary. The restatements for Fiscal 2005 and Fiscal 2004 did not affect the Company's revenues from operations for either such fiscal year. These restatements reflected the inclusion of a previously unrecorded liability for employees' earned but unused vacation. The restated consolidated financial statements for Fiscal 2005 and Fiscal 2004 were filed with the SEC on January 26, 2007.

            The Company was unable to file its Annual Report on
Form 10-KSB for the fiscal year ended October 31, 2006 within 90 days following the end of such fiscal year as a result of the combination of several factors: (a) the unusual time-consuming effort involved to reflect in the Company's audited financial statements the Company's significant acquisition of Questar Educational Systems, Inc. during such fiscal year, and (b) the Company's learning of the necessity to make an accounting adjustment relating to accrued but unused employee vacation in prior years, thus a restatement of fiscal 2005 and 2004 was
required.   The Company filed its Annual Report on Form 10-KSB
on March 13, 2007.

            The Audit Committee also reviewed and discussed the audited financial statements of the Company for Fiscal 2006 with management and with the Company's independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Statement of Auditing Standards No. 61, amended by No. 90 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee inquired as to the independence of the independent registered public accounting firm and has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements for Fiscal 2006 be included in the Company's Annual Report on Form 10-KSB.

            As of the end of Fiscal 2004 and Fiscal 2005, the Company's management, including the CEO, concluded that, because the Company had not separated the CEO and CFO functions, the Company's Disclosure Controls were not effective, at the end of such fiscal years, to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. The Board of Directors of the Company authorized the hiring of a CFO for the Company. In June 2006, the Company hired its current CFO thus achieving the separation of the CEO function and the CFO function.

Respectively submitted,

The Audit Committee of Questar
Donald W. Hughes (Chairman)
Steven R. Berger
Chris L. Nguyen
Thomas Struzzieri


                          EXECUTIVE OFFICERS

            As of March 30, 2007, the executive officers of the Company were as follows:

    Name                        Age                 Position
    ----                        ---                 --------

Michael D. Beck                 60         Director; Sr. Vice President,
                                           Questar; and President, Chief
                                           Executive Officer, BETA
-------------------------------------------------------------------------------

Andrew L. Simon                 64         Chairman of the Board of Directors;
                                           President and Chief Executive
                                           Officer, Questar; Vice President and
                                           Director, ADI; Vice President and
                                           Director, AEC; Vice President and
                                           Treasurer, QESI
-------------------------------------------------------------------------------

Linda G. Straley                51         Director; Sr. Vice President, and
                                           Secretary, Questar
-------------------------------------------------------------------------------

James J. Williams               39         Chief Financial Officer, Questar
-------------------------------------------------------------------------------

            Mr. Simon's biography and Mr. Beck's biography are set forth under Proposal No. 1, Election of Directors.

            LINDA G. STRALEY is Senior Vice President and Secretary of the Company and has served as a Director of the Company since June 1994. From June 1994 through March 1995, she was Chairman of the Board of Directors. She has been Secretary since August 1992 and, from 1984 to 1994, she served as director of DRP Services for the Company. Ms. Straley received a B.A. in Education from Bethany College and an M.S. in Educational Psychology and Statistics from the State University of New York.

            JAMES J. WILLIAMS was appointed Chief Financial Officer in June 2006. Prior to his employment at the Company, Mr. Williams held senior financial and operational roles for Tech Depot, one of the major subsidiaries of Office Depot, an industry leader in the distribution and sale of office supply products. Prior to his position at Office Depot, Mr. Williams was the Chief Financial Officer for 4SURE.com, a privately held organization specializing in the sale of technology products to businesses and public institutions. From 1993 through 1999, Mr. Williams held senior financial positions within Daymon Associates, Inc. and Louis Vuitton Moet Hennessey (LVMH). Mr. Williams holds a degree in Accounting from Pace University. He is a certified public accountant (CPA) with memberships in the New York State Society Certified Public Accountants (NYSSCPA) and the American Institute of Certified Public Accountants (AICPA).

EXECUTIVE COMPENSATION

            The following table shows compensation for services rendered to the Company during Fiscal 2006 and 2005, respectively, by the Chief Executive Officer, the Chief Financial Officer, the President of BETA, and the Senior Vice President of the Company, a President of ADI, and the former Sr. Vice President of the Company's proprietary unit. Each executive officer serves under the authority of the Board of Directors. No other executive officer of the Company received cash compensation that exceeded $100,000 during Fiscal 2006. Therefore, pursuant to Item 402 of Regulation S-B, only compensation for each of the persons listed below is shown in the Summary Compensation Table below.


                      SUMMARY COMPENSATION TABLE



                                            Annual Compensation                Long-Term Compensation
                                     ------------------------------------------------------------------
                                                                             Awards             Payouts
                                                                             --------------------------

                                                                         Restricted     Securities            All Other
                                                          Other Annual     Stock        Underlying     LTIP    Compen-
 Name and Principal                   Salary      Bonus   Compensation    Award(s)       Option/      Payouts  sation
     Position                Year       ($)        ($)                      ($)          SARs(1)        ($)      ($)
-----------------------------------------------------------------------------------------------------------------------

Andrew L. Simon,             2006    $288,167    $195,000   $24,657(2)       0        50,000/0(2)        0        0
President and                2005    $244,000        --     $24,311(2)       0              --(2)        0        0
Chief Executive Officer
-----------------------------------------------------------------------------------------------------------------------

Michael D. Beck,             2006    $185,417     $60,000   $23,346(3)       0        20,000/0(3)        0        0
Sr. Vice President,          2005    $175,000        --     $24,589(3)       0              --(3)        0        0
President and
Chief Executive
Officer, BETA
-----------------------------------------------------------------------------------------------------------------------

Linda G. Straley             2006    $149,323     $20,000   $16,591(4)       0        15,000/0(4)        0        0
Sr. Vice President           2005    $113,000         0     $14,830(4)       0         6,000/0(4)        0        0
and Secretary, TASA
-----------------------------------------------------------------------------------------------------------------------

Martin Borg,                 2006    $175,000        --     $13,581(5)       0             0/0(5)        0        0
President, ADI               2005                                            0        40,000/0(5)        0        0
-----------------------------------------------------------------------------------------------------------------------

Anne H. Cheevers             2006    $170,000        --     $5,539(6)        0             0/0(6)        0        0
Senior Vice President        2005    $114,024     $35,000   $3,127(6)        0        40,000/0(6)        0        0
& COO TASA
(employment ceased
February 2007)
-----------------------------------------------------------------------------------------------------------------------

James J. Williams,           2006    $104,146     $50,000   $1,710(7)        0        50,000/0(7)        0        0
Chief Financial              2005        --          --         --           --            --            --       --
Officer
(hired June 2006)
-----------------------------------------------------------------------------------------------------------------------

(1)  To date, the Company has issued no SARs.

(2) Includes: contributions to the Company's qualified 401(k) Profit Sharing Plan (the "401(k)") and the Company's Money Purchase Pension Plan (the "Pension Plan") of $11,000 in Fiscal 2006, and $10,500 in Fiscal 2005; and $8,250, and
     $8,250, for a company car in Fiscal 2006 and 2005, respectively. Also includes: stock options issued pursuant to the Company's 2000 Stock Incentive Plan after the end of each of Fiscal 2006 and Fiscal 2005 in respect of such fiscal years, respectively.

(3) Includes: contributions to the Company's 401(k) and Pension Plan of $9,321 in Fiscal 2006, and $10,500 in Fiscal 2005; and $8,906, and $8,906 for a company car in Fiscal 2006 and 2005, respectively. Also includes: stock options issued pursuant to the Company's 2000 Stock Incentive Plan after the end of each of Fiscal 2006 and Fiscal 2005 in respect of such fiscal years, respectively.

(4) Includes: contributions to the Company's 401(k) and Pension Plan of $7,521 in Fiscal 2006, and $6,305 in Fiscal 2005; and $3,540 and $3,540 for a company car in Fiscal 2006 and 2005, respectively. Also includes: stock options issued pursuant to the Company's 2000 Stock Incentive Plan after the end of each of Fiscal 2006 and Fiscal 2005 in respect of such fiscal years, respectively.

(5)  Includes: contributions to the Company's 401(k) and Pension
     Plan of $8,750 in Fiscal 2006; Also includes: stock options issued pursuant to the Company's 2000 Stock Incentive Plan after the end of Fiscal 2006.

(6) Includes: contributions to the Company's 401(k) and Pension Plan of $708 in Fiscal 2006; stock options issued pursuant to the Company's 2000 Stock Incentive Plan upon hiring and after the end of Fiscal 2005 in respect of such fiscal year. Ms. Cheevers exercised her stock options subsequent to the end of Fiscal 2006.

(7)  Includes: stock options issued pursuant to the Company's
     2000 Stock Incentive Plan upon hiring; also includes incentive bonus of $50,000 upon hiring.

REPORT OF THE COMPENSATION COMMITTEE

            The Compensation Committee is comprised entirely of non-management directors. Among the Committee's duties is the responsibility to review the compensation of the executive officers of the Company and to review and approve the compensation and benefit policies for management.

            Under the direction of the Compensation Committee, the Company's compensation policies are designed to align the interests of the executives with those of the stockholders. The goal of the policies is to improve profitability and long-term stockholder value by rewarding the executives based on criteria set for corporate and individual performance. The compensation program and policies are also designed to aid in the attraction, motivation and retention of key personnel.

            The Committee uses a combination of salary, cash incentive compensation and equity-based incentive compensation as its total compensation package. The achievement of annual corporate and individual performance goals is a significant factor in assembling a total compensation package for the Chief Executive Officer and other members of senior management. The Chief Executive Officer makes his recommendations to the Compensation Committee with respect to the compensation packages for members of senior management.

            In January of each year, the Compensation Committee reviews the performance of the Company, the Chief Executive Officer and the other members of senior management for the preceding fiscal year. The Compensation Committee also reviews at that time the corporate and individual goals for the current fiscal year. Annual salary increases, cash incentive compensation and equity incentive compensation are set upon completion of such review.

            The Compensation Committee utilizes equity-based incentive compensation as one of the means for best aligning the interests of senior management with the interests of the stockholders. Due to the pendency in January 2006 of the Company's acquisition of Questar Educational Systems, Inc., the Compensation Committee did not award any equity-based compensation or other bonuses or adjust salaries in January as it traditionally had done. Upon completion of the acquisition of Questar Educational Systems, Inc., the Compensation Committee reviewed the performance of the Company's senior management for the preceding fiscal year and for the interim period leading up to the consummation of the acquisition.

            In June 2006, in recognition of the tremendous effort of the Company's senior management and in an effort to reconcile the new responsibilities of senior management over this significantly larger enterprise, the Compensation Committee implemented compensation changes and awarded equity-based compensation. Messrs. Simon and Beck and Ms. Straley were issued stock options at $4.50 per share, which was equal to the effective price at which the acquisition was consummated and at which investors purchased securities of the Company, and which was also in well in excess of the market price of the Company's stock at the time of issuance. Effective June 1, 2006, Mr. Simon's base annual salary was increased to $350,000. In recognition of Mr. Simon's efforts in moving the acquisition of Questar to completion, the improvement of the Company's operating results for Fiscal 2006 and Mr. Simon's efforts in meeting the objectives set for him by the Board and the Compensation Committee for the past fiscal year, Mr. Simon was awarded a bonus of $195,000 with respect to Fiscal 2006.

            Subsequent to the end of Fiscal 2006, the Compensation Committee approved the adoption of the Company's Executive
Deferred Compensation Plan (described in greater detail below).
The Committee believed that the adoption of such Plan was necessary to enable the Company to retain the highly-valued services of its experienced executives.

            The Compensation Committee recognizes the tremendous accomplishments of the Company in Fiscal 2006. The consummation of the Questar acquisition, the success of the integration of the several operating units of the Company, the hiring of additional executive and senior management personnel, and ultimately the improvement in results of operations were essential for the expansion of the Company's business base and for positioning the Company for future growth. The Compensation Committee believed that it was appropriate to recognize management for their efforts during Fiscal 2006. For Fiscal 2007, the Compensation Committee is working with senior management to expand the strategic plan for the Company and to bring about improvements in the Company's revenues and profitability. The Compensation Committee currently believes that it has provided the senior management with appropriate compensation and incentives in order to align the interests of senior management with the interests of the Company's stockholders.

Respectfully submitted,
The Compensation Committee of Questar

Steven R. Berger
Chris L. Nguyen
Thomas Struzzieri
David L. Warnock

EMPLOYMENT CONTRACTS

            On March 1, 1996, the Company entered into an employment agreement with each of Andrew L. Simon and Linda G. Straley, pursuant to which the Company agreed to employ Mr. Simon and Ms. Straley, and each of Mr. Simon and Ms. Straley agreed to remain, as the Company's President and Chief Executive Officer, and Vice President, respectively, for a term of three years, subject to automatic yearly extensions and certain rights of termination as provided in each such agreement.

            As of January 2, 1997, the Company entered into an employment agreement with Michael D. Beck, pursuant to which the Company agreed to employ Mr. Beck, and Mr. Beck agreed to remain, as Vice President of TASA and President and Chief Executive Officer of BETA, for a term of three years, subject to automatic yearly extensions and certain rights of termination as provided in such agreement.

            In the employment agreements with each of Messrs. Simon and Beck and Ms. Straley, the Company has agreed to provide for certain benefits and protections for such executive officers in connection with a change of control of the Company. Such agreements provide that upon the occurrence of a change of control (as defined in each agreement) and the termination of such executive's employment agreement, each such executive officer would be awarded a lump sum bonus equal to one and one-half times such executive officer's base salary plus such executive's highest annual bonus during the preceding three fiscal years, such lump sum bonus to be paid for each of three years following termination of employment following a change in control. In addition, the Company entered into two-year employment agreements with the two officers of AEC. Pursuant to the agreements, the officers of AEC are entitled to a base salary and bonuses determined by the attainment of certain performance goals.

            The Company has entered into employment agreements for an initial forty-month term with two of the former shareholders of ADI. In addition, the former shareholders of ADI who are continuing with ADI were granted an aggregate of 60,000 options to purchase additional shares of the Company's Common Stock, at an exercise price of $3.75 per share, subject to vesting upon the completion of one year of employment. The Company also entered into an employment agreement for an initial twenty-eight month term with a key employee of ADI.

            Generally, each employee of the Company has agreed to the assignment to the Company of the employee's rights to any inventions relating to the Company's business or interest which were conceived both prior to and during the period of employment and, except under certain specified conditions, the Company's employees are prohibited from competing for one year with the Company in areas in which he or she was employed.

EXECUTIVE DEFERRED COMPENSATION PLAN

            On December 28, 2006, the Board adopted the Company's Executive Deferred Compensation Plan (the "EDCP"). The EDCP is a nonqualified deferred compensation arrangement for selected executives of the Company. The purpose of the EDCP is to provide a deferred compensation arrangement for the Company's executives, as well as serving to attract and retain executives. The key terms and provisions of the EDCP are:

            LEGAL COMPLIANCE.  The EDCP is a pension-benefit plan
            ----------------
that complies with the "top-hat" qualifications under the Employee Retirement Income Security Act of 1974. In addition, the EDCP is designed and will be operated in full compliance with deferred compensation tax rules under Internal Revenue Code
Section 409A ("Section 409") and the rules relating to constructive receipt under Internal revenue Code Section 451.
As the Treasury regulations under Section 409A are still proposed but may be finalized in the beginning of 2007, the EDCP may be amended after finalization of these rules in order to ensure compliance with Section 409A.

            ADMINISTRATION.   The EDCP is administered by an
            --------------
Administrative Committee selected by the Board, and the Board has selected the Compensation Committee to serve as the Administrative Committee. The Administrative Committee has all the powers and authority to oversee the operation and management of the EDCP, including determining benefit payments and deciding any disputes. The Company may suspend or terminate the EDCP at any time, provided that such action cannot reduce any participant's outstanding benefit or otherwise adversely change the terms and conditions of such benefit without the participant's prior written consent.

            ELIGIBILITY AND PARTICIPATION.  All executives of the
            -----------------------------
Company are eligible to become participants in the EDCP;
however, an executive will become a participant in the EDCP only after the Administrative Committee has selected such executive to become a participant. Currently, only Mr. Beck is a participant in the EDCP.

            DEFERRALS.  Generally, participants will make an
            ---------
annual election to defer up to 50 percent of the participant's annual salary and/or all or a portion of the participant's annual bonus with respect to any particular year. Deferral elections must be made prior to the year in which the compensation is earned. Participant deferrals are 100 percent vested and will be allocated to notional accounts maintained by the Company. Deferred amounts allocated to these accounts will be invested in various investment selections made available from time to time by the Administrative Committee. The Company has the discretion to make additional contributions to these accounts. These Company contributions may be subject to a vesting schedule and/or other terms and conditions. The Company does not anticipate making any such discretionary contribution in 2007 or in any future years.

            DISTRIBUTIONS.  Upon making a deferral election, a
            -------------
participant will also select a distribution date or dates for such deferral and all income and losses thereof. Generally, these distribution date or dates cannot be change other than a change that complies with Section 409A. In addition, a participant may select a different distribution date or dates with respect to any termination of employment. All benefits will be distributed if the participant's employment is terminated due to death or disability. A participant may select a different distribution date or dates if there is a change in control of the Company.

            MISCELLANEOUS PROVISIONS.  All benefits paid under the
            ------------------------
EDCP will be paid from the general funds of the Company, and participants will be treated as general unsecured creditors of the Company. The EDCP does not give a participant any right to continued employment or service. All disputes arising under the EDCP will be resolved by binding arbitration, applying the laws of the State of New York. The Company has the right to withhold all taxes required to be withheld.

STOCK INCENTIVE PLANS

            The Board of Directors of the Company adopted the 1991 Stock Option Incentive Plan (the "Option Plan") on August 25,
1991 in order to attract and retain qualified personnel, which Option Plan was approved by the stockholders on August 25, 1991. The Board of Directors adopted the Amended and Restated 1991
Stock Option Incentive Plan (the "Amended Option Plan") in February 1996, which Amended Option Plan amended and restated the Option Plan and was approved by the stockholders of the Company on March 29, 1996. Under the Amended Option Plan, options to purchase up to 625,000 shares of Common Stock were available to be granted to employees, officers, directors and consultants of the Company. The Amended Option Plan terminated in 2001, after which no further options or stock awards may be issued under the Amended Option Plan; all options and other stock awards outstanding under the Amended Option Plan at the termination date shall continue to be outstanding and may be exercised in accordance with their respective terms, until such options or other stock awards expire by their terms.

            The Board of Directors of the Company adopted the 2000 Stock Incentive Plan (the "2000 Plan") in February, 2000. The stockholders of the Company approved the 2000 Plan at the Company's Annual Meeting of Stockholders held on March 31, 2000. Under the 2000 Plan, options or other stock awards with respect to up to 300,000 shares of the Company's Common Stock may be granted to employees, officers, directors and consultants of the Company. In addition, any options outstanding under the Amended Plan, which expire after the adoption of the 2000 Plan, are added to the number of shares available under the 2000 Plan.
The terms of the 2000 Plan are substantially identical to the terms of the Amended Option Plan, except for provisions with respect to the number of shares which may be issued under the 2000 Plan and the expiration date of the 2000 Plan. At the Annual Meeting of Stockholders held on April 29, 2005, the stockholders approved an amendment to the 2000 Plan increasing by 200,000 the number of shares eligible to be issued pursuant to the 2000 Plan.

            Each of the Amended Option Plan and the 2000 Plan (collectively, the "Option Plans") is administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the terms of the Option Plans, the Committee is authorized to select optionees and determine the number of shares covered by each option and certain of its other terms. The exercise price of stock options granted under the Option Plans may not be less than the fair market value of the Company's Common Stock on the date of the grant. In general, options become exercisable after the first anniversary of the date of grant. Effective for options granted under the 2000 Plan in Fiscal 2006 and thereafter, such options will become exercisable in three equal annual installments following the grant date. The period within which any stock option may be exercised cannot exceed ten years from the date of grant. Options held by a terminated employee expire three months after termination except in the event of death, disability or termination for cause. No one participant may receive, in any one fiscal year, awards under the Option Plans which would entitle the participant to receive more than 50,000 shares.

       The following table summarizes the options granted, exercised and cancelled or expired under the Amended Option Plan and the 2000 Option Plan during the preceding three fiscal years:


                                  Fiscal 2006      Fiscal 2005      Fiscal 2004
                                  -----------      -----------      ------------
Options granted                     142,500          216,000          73,000

Options exercised                    70,200           40,000          19,250

Restricted shares awarded                --               --              --

Options canceled/expired             51,025           53,500              --

            As of October 31, 2006, options to purchase up to an aggregate of 463,300 shares were outstanding under the 2000 Plan. As of October 31, 2006, options to purchase up to an aggregate of 256,553 shares were outstanding under the Amended Option Plan.



           OPTION/SAR GRANTS IN FISCAL YEAR ENDED OCTOBER 31, 2006
                             (INDIVIDUAL GRANTS)

                         Number of     Percent of Total
                         Securities      Options/SARs
                         Underlying       Granted to
                       Options/SARs(1)   Employees in      Exercise Or Base
Name                     Granted (#)      Fiscal Year      Price ($/Share)    Expiration Date
---------------------------------------------------------------------------------------------

Andrew L. Simon,
President and Chief
Executive Officer,
Questar                    50,000            35%                $4.50*            6/1/2016
---------------------------------------------------------------------------------------------
Michael D. Beck,
Sr. Vice President,
Questar; President and
Chief Executive
Officer, BETA              20,000            14%                $4.50*            6/1/2016
---------------------------------------------------------------------------------------------
Linda G. Straley,
Sr. Vice President and
Secretary, Questar         15,000            11%                $4.50*            6/1/2016
---------------------------------------------------------------------------------------------
Martin Borg,
President, ADI                  0            --                    --                --
---------------------------------------------------------------------------------------------
Anne H. Cheevers,
Sr. Vice President,
TASA  (employment
ceased February 2007)           0            --                    --                --
---------------------------------------------------------------------------------------------
James J. Williams,
Chief Financial
Officer, Questar           50,000            35%                $4.50*           6/26/2016
---------------------------------------------------------------------------------------------


(1)	To date, the Company has issued no SARs.
(2)	The exercise price on these particular grants for the
        listed employees was issued at a premium to the normal prevailing exercise price, and was equal to the conversion price of Preferred Stock issued in connection with the Questar acquisition.




               AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED OCTOBER 31, 2006
                             AND FISCAL YEAR-END OPTION/SAR VALUES

------------------------------------------------------------------------------------------------

                                                             Number of
                                                             Securities            Value of
                                                             Underlying         Unexercised In-
                                                            Unexercised           the-Money
                                                           Options/SARs(1)      Options/SARs(1)
                                                            at FY-End (#)        at FY-End ($)
------------------------------------------------------------------------------------------------
                            Shares
                         Acquired on     Value Realized      Exercisable/        Exercisable/
    Name                 Exercise (#)         ($)           Unexercisable       Unexercisable
------------------------------------------------------------------------------------------------


Andrew L. Simon,
President, Chief
Executive Officer,
Questar                   23,434(3)         $165,127        135,791/50,000     $862,273/$317,500(2)
------------------------------------------------------------------------------------------------
Michael D. Beck,
Sr. Vice President,
Questar; President and
Chief Executive
Officer, BETA                 --                  --         63,500/20,000     $403,225/$127,000(2)
------------------------------------------------------------------------------------------------
Linda G. Straley,
Sr. Vice President and
Secretary, Questar         1,875              $5,625         72,675/15,000     $461,486/$95,250(2)
------------------------------------------------------------------------------------------------
Martin Borg,
President, ADI                --                  --            40,000/0          $254,000/0(2)
------------------------------------------------------------------------------------------------
Anne H. Cheevers,
Sr. Vice President,
TASA
(employment ceased
February 2007)                 0                   0            40,000/0          $254,000/0(2)
------------------------------------------------------------------------------------------------
James J. Williams,
Chief Financial
Officer, Questar               0                   0            0/50,000          0/$317,500(2)
------------------------------------------------------------------------------------------------

(1)	To date, the Company has issued no SARs.  Amounts are
        calculated net of exercise price of the options.

(2)	Based on the closing price of the Company's Common Stock on
        NASDAQ on October 31, 2006, of $4.35.



                  EQUITY COMPENSATION PLAN INFORMATION
                         AS OF OCTOBER 31, 2006

OTHER PLANS

            CONSULTANTS STOCK INCENTIVE PLAN.  In March 1997, the
            --------------------------------
Board of Directors of the Company adopted the Consultants Plan, pursuant to which options to purchase up to 50,000 shares of Common Stock may be granted to consultants to the Company. The Consultants Plan is administered by the Board of Directors of the Company. Subject to the terms of the Consultants Plan, the Board is authorized to select optionees and determine the number of shares covered by each option and certain of its other terms. In general, the exercise price of stock options granted under the Consultants Plan is the fair market value of the Company's Common Stock on the date of the grant; however, the Board has the discretion to use another method of valuation if it determines that such other valuation is warranted. In general, options become exercisable six months from the date of grant, although the Board has discretion to set either longer or shorter vesting periods. The period within which any stock option may be exercised cannot exceed ten years from the date of grant. If a consultant's association with the Company is terminated prior to the end of its agreed term, all unexercised, deferred and unpaid awards shall be canceled immediately, except in the event of the Consultant's death or disability. As of October 31, 2005, 7,500 options were outstanding under the Consultants Plan.

            DIRECTORS PLAN.  The Company also has a Directors
            --------------
Plan.  See "Directors Compensation" above.

            PROFIT SHARING PLAN.  The Company has a qualified
            -------------------
401(k) Profit Sharing Plan. For fiscal years ended before November 1, 2000, the 401(k) Plan allowed eligible employees to contribute up to 15 percent (15%) of income through Company contributions and a salary reduction mechanism. Company contributions to the 401(k) Plan are optional and accrue at the discretion of the Board of Directors. Effective November 1, 2000, the Company amended the 401(k) Plan to provide a matching component under the 401(k) Plan of up to five percent (5%) of each eligible employee's compensation. In addition, the eligibility requirements were amended to provide that an employee is not eligible until completing twelve months, or one thousand hours, of employment, and may only enter the 401(k) Plan at specified entry dates.

            MONEY PURCHASE PENSION PLAN.  In October 1991, the
            ---------------------------
Company adopted a Money Purchase Pension Plan, which has been qualified by the Internal Revenue Service. Under this Plan, for fiscal years ended before November 1, 2000, the Company was required to make an annual contribution to the Plan equal to ten percent (10%) of each eligible employee's compensation. Effective November 1, 2000, the Company amended the Plan to exclude highly compensated employees and to reduce the contribution to five percent (5%) of each eligible employee's compensation. In addition, the eligibility requirements were amended so that an employee is not eligible until completing twelve months, or one thousand hours, of employment, and may only enter the Pension Plan at specified entry dates.

            QUESTAR EDUCATIONAL SYSTEMS, INC. RETIREMENT SAVINGS
            ----------------------------------------------------
PLAN.  In connection with the acquisition of Questar in Fiscal
----
2006, the Company assumed the existing employee's retirement plan. Questar has a qualified 401(k) Profit Sharing Plan. The Company matches 100 percent of the first $250 of each employee's contributions, then 50 percent of contributions thereafter up to a maximum of $2,500 or 2.5 percent of employee earnings, whichever is reached first. Eligibility requirements are a minimum of 18 years of age with at least six months of service with the Company.

            For Fiscal 2006 and 2005, the Company's retirement costs totaled $352,647 and $262,723, respectively.

        SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own beneficially more than ten percent of the Company's outstanding common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other securities of the Company on Forms 3, 4 and 5, and to furnish the Company with copies of all such forms they file. Based on a review of copies of such reports received by the Company, all of the Company's directors and officers timely filed all reports required with respect to Fiscal 2006.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            CAHILL WARNOCK TRANSACTIONS.  In November 1998, the
            ---------------------------
Company issued and sold to the Cahill, Warnock Entities 8% Debentures due 2003 (the "Debentures"), in the aggregate principal amount of $4,000,000, and as additional consideration for purchasing the Debentures, Warrants to acquire shares of the Company's Common Stock, which, on the closing date of such transaction, constituted 20% of the Company's issued and outstanding common stock on a fully diluted basis. The Debentures were repaid in Fiscal 2003, and a portion of the Warrants held by the Cahill, Warnock Entities expired at the end of Fiscal 2003. The Cahill Warnock Entities exercised its remaining 138,047 warrants outstanding in December 2004 (after the end of Fiscal 2004), resulting in additional paid-in capital to the Company of $155,303. As of the date of this Report, the Cahill Warnock Entities beneficially own 20.8% of the Company's outstanding Common Stock, fully-diluted.

            Pursuant to an investor rights agreement between the Company and the Cahill, Warnock Entities, the Company has agreed that so long as the Cahill, Warnock Entities own at least 50% of the shares issued upon exercise of such Warrants, the Cahill, Warnock Entities shall have the right to nominate two directors to the Board of Directors of the Company. David L. Warnock and Donald W. Hughes are the current directors who were nominated by the Cahill, Warnock Entities. Pursuant to the Investor Rights Agreement, the directors and executive officers have agreed, at each meeting of stockholders for the purpose of electing directors, to cast their eligible votes in favor of the nominees of the Cahill, Warnock Entities.

            ACQUISITION OF AEC.  Pursuant to the acquisition of
            ------------------
AEC in January 2005, the Company issued 12,000 shares of the Company's Common Stock to the former stockholders of AEC in a transaction not involving a public offering pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

            ACQUISITION OF ADI.  Pursuant to the acquisition of
            ------------------
ADI in July 2005, the Company issued 89,488 shares of the Company's Common Stock to the former stockholders of ADI who had elected to receive shares, in whole or in part in lieu of cash, in a transaction not involving a public offering pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. Martin Borg, currently the President of ADI, received 68,119 of such shares and options to acquire 40,000 shares of Common Stock, and entered into an employment agreement with the Company.

            CAMDEN ENTITIES TRANSACTIONS.  In connection with the
            ----------------------------
acquisition of Questar, the Company entered into a securities purchase agreement the with Camden Entities, pursuant to which the Company issued and sold to the Investors 1,666,667 shares of its Series A-1 Preferred Stock (valued at $7,500,000, based on a price of $4.50 per share). The proceeds from the sale of stock were used to pay a portion of the purchase price for the shares of Questar and closing costs for the transaction, with the balance being retained by the Company for working capital. The transaction did not involve a public offering pursuant to the exemption from registration provided by Section 4(2) of the Act.

            Camden Partners Strategic Fund III, L.P. ("Camden III") is a Delaware limited partnership formed in 2004. It is a private equity fund that invests in emerging micro-cap public and late stage private companies, focusing on companies in the business and financial services, education, and healthcare industries. Camden III is managed by its general partner, Camden Partners Strategic III, LLC which, in turn, is managed by its managing member, Camden Partners Strategic Manager, LLC. David Warnock and Donald Hughes, who are directors of the Company, are each managing members of Camden Partners Strategic Manager, LLC.

            Camden Partners Strategic Fund III-A, L.P. ("Camden III-A") is a Delaware limited partnership formed in 2004. It is a private equity fund that invests in parallel with Camden III. Camden III-A is managed by its general partner, Camden Partners Strategic III, LLC, which in turn is managed by its managing member, Camden Partners Strategic Manager, LLC.

            Cahill, Warnock Strategic Partners Fund, L.P. ("CW") and Strategic Associates, L.P. ("SA") are stockholders of the Company and affiliates of Camden III and Camden III-A. David Warnock and Donald Hughes, who are directors of the Company, are each managers of Camden Partners Strategic Manager, LLC and general partners of the general partner of CW and SA. Mr. Warnock is President and Mr. Hughes is Executive Vice President of Camden Partners Holdings, LLC, which serves as a manager and advisor to Camden III, Camden III-A, CW and SA.

            As of the date of this Report, the Camden Entities beneficially own 36.9% of the Company's Common Stock on a fully-diluted basis. The entities controlled by Messrs. Warnock and Hughes - the Cahill Warnock Entities and the Camden Entities - beneficially own an aggregate of 46.9% of the Company's Common Stock on a fully diluted basis.

            ACQUISITION OF QUESTAR EDUCATIONAL SYSTEMS, INC.  In
            -----------------------------------------------
the acquisition of Questar Educational Systems, Inc. ("QESI"), the Company issued to the selling shareholders of QESI, 222,222 shares of Series A-2 Preferred Stock (valued at $4.50 per share), as part payment of the purchase price at closing and (b) delivered to the escrow agent, 1,111,111 shares of the Series A-2 Preferred Stock (valued at $4.50 per share), which will be deemed earned by, and will be released to, the former shareholders of QESI if revenue goals over the earn out period of the three fiscal years ending October 31, 2007, 2008 and 2009, are met. Such escrowed shares are not deemed to be outstanding (and therefore, are not eligible to vote) until the revenues goals are met and the shares are released from escrow. The issuance and sale of the Series A-2 Preferred Stock did not involve a public offering pursuant to the exemption from registration provided by Section 4(2) of the Act. The Company issued 222,222 shares of the Company's Series A-2 Preferred Stock to the former shareholders of QESI who had elected to receive shares, in whole or in part in lieu of cash, in a transaction not involving a public offering pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

            In consideration for his sale of shares of Questar, Mr. Naegeli, who has since been elected a director of the Company, received 43,488 shares of Series A-2 Preferred Stock, which are convertible into 43,488 shares of Common Stock of the Company, subject to anti-dilution adjustments. Mr. Naegeli is also a shareholder in Questar Data Systems ("QDS"). In connection with the acquisition of Questar, the Company purchased, on a contractual basis, monthly services from QDS for certain accounting and administrative functions. The monthly fee for these services was $15,500 beginning in June 2006. Total fees paid in Fiscal 2006 to QDS were $77,500. The contract for services with QDS concluded in December 2006 with no further obligations due from the Company.

            As part of the acquisition of Questar, the Company entered in two separate lease agreements with the former shareholders of Questar. Through one lease agreement, the Company rents approximately 49,000 square-feet of office space in Apple Valley, Minnesota. The initial term of this lease is for five years concluding on May 31, 2011 with the Company holding an option to renew for an additional five-year period. Pursuant to the second lease agreement the Company uses 45,000 square-foot of distribution center also in Apple Valley, Minnesota. This lease also concludes on May 31, 2011 with the Company holding an option to renew for an additional five-year period. The Company also holds an option to lease an additional 11,000 square feet of distribution center space that is adjacent to the current distribution center.

            LEGAL FEES.  One of the Company's directors, Steven R.
            ----------
Berger, is a shareholder in Vedder, Price, Kaufman & Kammholz,
P.C.  The Company has retained Vedder, Price, Kaufman &
Kammholz, P.C. as its special securities counsel, and the Company paid an aggregate of $238,237 and $177,273 in legal fees and expense in Fiscal 2006 and Fiscal 2005, respectively.

            APPROVAL OF DISINTERESTED MEMBERS OF THE BOARD.  The
            ----------------------------------------------
disinterested members of the Board of Directors of the Company discussed and approved the transactions between the Company and the Investors, and concluded that the terms of such transactions were no less favorable to the Company than those that would otherwise have been available to the Company from unrelated third parties.

                      INDEPENDENT AUDITORS

            In May 2006, the Audit Committee of the Board of Directors of the Company authorized the Company to seek proposals from independent registered public accounting firms to provide audit services for the fiscal year ending October 31, 2006 and the interim period ending July 31, 2006. The Audit Committee decided to issue the request for proposal because it wanted the opportunity to review firms in light of the Company's then pending acquisition of Questar Education Systems, Inc., which has its principal office in Minneapolis, Minnesota. Questar was acquired by the Company in June 2006 and constitutes a significant subsidiary of the Company. After the closing of the acquisition of Questar, the Audit Committee of the Company reviewed the proposals received from accounting firms, completed its due diligence investigations and considered the benefits and detriments of changing independent auditors. On July 26, 2006, the Audit Committee notified Lazar Levine & Felix, LLP ("Lazar Levine"), of its decision to dismiss Lazar Levine as the Company's independent registered public accounting firm.

            During each of the last two fiscal years of the Company, ended October 31, 2005 and October 31, 2004, the reports of Lazar Levine on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

            The decision to change principal accountants was approved by the Audit Committee of the Company's Board of Directors.

            During the two most recent fiscal years of the Company and any subsequent interim periods, there were no disagreements between the Company and Lazar Levine on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Lazar Levine, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

            On July 26, 2006, the Audit Committee notified McGladrey & Pullen LLP ("McGladrey") that the Company had selected McGladrey as the Company's independent registered public accounting firm for the Company's fiscal year ending October 31, 2006 and the interim period ended July 31, 2006, subject to the execution of a definitive engagement letter. During the Company's two most recent fiscal years or subsequent interim periods, the Company has not consulted with McGladrey regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did McGladrey provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company's two most recent fiscal years or subsequent interim periods, the Company has not consulted with McGladrey on any matter that was the subject of a disagreement or a reportable event.

            The following table shows the fees billed to us for the audit and other services provided by Lazar Levine, McGladrey
& Pullen, LLP, or its affiliate RSM McGladrey, Inc., for the fiscal years 2006 and 2005

                                   2006            2005
                                   ----            ----

Audit Fees (Lazar Levine)        $60,000         $124,710
Audit Fees (McGladrey)           181,000             --
Tax Fees                          14,000
                                 -------         --------
                                $255,000         $124,710

            AUDIT FEES. Audit fees consist of fees for
            ----------
professional services rendered for the audit of the consolidated financial statements and the review of the consolidated financial statements included in our quarterly reports and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. For Lazar Levine, audit fees in fiscal 2006 consisted of fees for the review of the consolidated financial statements included in our 1st and 2nd quarter reports. For McGladrey, audit fees in Fiscal 2006 consisted of services rendered for the audit of the consolidated financial statements as of and for the year ending October 31, 2006 and the review of the consolidated financial statement included in our 3rd quarter report.

            TAX FEES.  Tax related fees are principally for
            --------
professional services rendered for tax compliance, planning and reporting.

            AUDIT COMMITTEE POLICIES. The Audit Committee believes
            ------------------------
that, on the basis of the relevant facts and circumstances pertaining to that firm's engagement by the Company, McGladrey and Lazar satisfy the requirements for independence from the Company. Consistent with Sarbanes-Oxley and the SEC regulations promulgated there under, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be performed by the Company's independent accountants.

                       OTHER INFORMATION

            Accompanying this Proxy Statement and the Notice of Meeting which is the first page of this Proxy Statement is the Company's Annual Report for its fiscal year ended October 31, 2006.

                  PROPOSALS OF SECURITY HOLDERS

            Proposals of security holders intended to be presented at the next Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than October 31, 2007.

                 AVAILABILITY OF ANNUAL REPORT

            COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB
FOR THE FISCAL YEAR ENDED OCTOBER 31, 2006, AS FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED FREE OF
CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO:

    Ms. Linda G. Straley, Senior Vice President and Secretary,
            Questar Assessment, Inc., P.O. Box 382,
       4 Hardscrabble Heights, Brewster, New York 10509.

                                    LINDA G. STRALEY
                                    Senior Vice President and Secretary

Brewster, New York
March 30, 2007

                                                                  EXHIBIT A
                                                                  ---------

                         QUESTAR ASSESSMENT, INC.


                           AMENDED AND RESTATED
                         AUDIT COMMITTEE CHARTER


PURPOSE

            The Audit Committee (the "Committee") of the Board of Directors of Questar Assessment, Inc. (formerly Touchstone Applied Science Associates, Inc.) (the "Company") will assist the Board in fulfilling its responsibilities to stockholders and the investment community relating to the Company's accounting and financial reporting practices, internal controls and audit process. The Committee's primary duties and responsibilities are to: (1) serve as an independent and objective body to monitor the financial reporting process and internal controls of the Company, (2) oversee the quality and integrity of the financial statements of the Company; (3) review and appraise the qualifications, performance and independence of the Company's independent registered public accounting firm; and (4) monitor the compliance by the Company with legal and regulatory requirements.

ORGANIZATION

            NUMBER OF MEMBERS. The Committee shall consist of not
            -----------------
less than three members, each of whom shall be a director of the Company. The size of the Committee may be expanded by the Board of Directors.

            INDEPENDENCE.  For so long as the Company does not
            ------------
have any securities listed on the New York Stock Exchange, the Nasdaq Stock Market or any other exchange regulated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a majority of the members of the Committee shall be "independent", as determined by the Board in accordance with the Sarbanes-Oxley Act of 2002 (the "Act") and the Exchange Act.
If, after the date hereof, the Company's Common Stock shall be listed on the New York Stock Exchange, the Nasdaq Stock Market or any other exchange regulated under the Exchange Act, each member of the Committee shall be "independent" in accordance with the Act, the Exchange Act and the applicable rules and listing standards of such exchange.

            FINANCIAL SOPHISTICATION.  Each member of the
            ------------------------
Committee shall be financially literate at the time of his or her appointment, or shall become financially literate within a reasonable time after appointment to the Committee. At least one member of the Committee shall qualify as a "financial expert" (as defined in the Act, the Exchange Act and the rules and regulations thereunder).

            MEETINGS.  The Committee shall hold not less than four
            --------
meetings in each fiscal year, and the Committee may meet as frequently as it deems necessary. In this regard, the Committee shall meet regularly (and as frequently as the Committee determines to be necessary) with the Company's independent registered public accounting firm and management in separate executive sessions. The Committee will meet at such places and times as its members decide, and the Committee may meet by telephone conference call or other electronic means whereby each person attending the meeting can hear all of the others. The Committee shall elect a chairman and a secretary from among its members. For each meeting, an agenda will be established by the chairman and minutes will be kept and submitted to the Board of Directors. On request of the Committee, any officer or employee of the Company or the Company's counsel may attend one or more meetings of the Committee.

RESPONSIBILITIES

            The Committee will carry out the responsibilities mandated for it by applicable laws, rules and regulations, including, without limitation, the Act, the Exchange Act, and any stock exchange on which the securities of the Company may be listed, as well as such responsibilities as are deemed reasonably appropriate for its purposes by the Committee or the Board of Directors. The Committee will maintain flexibility in its policies and procedures to permit it to react effectively to changing conditions.

            The Committee is authorized to retain persons having special competence, legal counsel and other advisors as it may determine to be necessary or appropriate to assist the Committee in fully complying with all of its duties and obligations as set forth in this Charter. The Board shall ensure that the Committee is adequately funded for performing its responsibilities, including sufficient funding for the engagement of separate legal counsel or other advisors.

            In fulfilling its responsibilities, the Committee will, among other things, carry out the duties set forth below and will have all authority of the Board of Directors to do so. All employees of the Company are directed to cooperate with the Committee in its fulfillment of its responsibilities.

GENERAL RELATION WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    * The Committee shall have the sole authority to retain and terminate the with independent registered public accounting firm for the Company and to approve any non-audit services proposed to be provided by the independent registered public accounting firm.

    * The Committee shall review annually the terms of engagement and performance of the Company's independent registered public accounting firm. In connection therewith, the Committee shall have the sole authority to approve all audit engagement fees and terms.

    * The Committee shall affirm, not less than annually, the independence of the Company's independent registered public accounting firm and obtain from them a written communication delineating all their relationships and professional services to the Company. The Committee shall recommend to the Board of Directors appropriate action to oversee the continuing independence of the independent registered public accounting firm.

    * The Committee shall pre-approve, or shall adopt appropriate procedures to pre-approve, all permissible non-audit services, and the scope and fees relating to such non-audit services, to be provided by the independent registered public accounting firm. Permissible non-audit services shall be limited to those services specified under the Act, the Exchange Act and, if applicable, the listing standards of an exchange on which the Company's Common Stock is listed for trading.

    * The Committee shall meet not less than annually with the independent registered public accounting firm and the Company's financial management to review the scope and procedures of (i) the audit of the annual financial statements, (ii) the reviews of the Company's quarterly financial statements, (iii) the Company's internal controls, and (iv) any other matters required to be discussed with such independent registered public accounting firm under applicable law, rule, regulation or accounting or auditing standard.

ANNUAL AUDIT AND QUARTERLY REVIEWS

    * The Committee shall review with the Company's financial management and the independent registered public accounting firm (i) prior to filing with the SEC, the financial statements contained in each of the Company's Forms 10-K and Annual Reports to Stockholders (and the associated Management's Discussion and Analysis) to determine that the independent registered public accounting firm are satisfied with the financial statements and financial disclosure to be presented to the stockholders; (ii) the results of management's and the independent registered public accounting firm's analysis of significant financial reporting issues and practices, including changes in accounting principles and disclosure practices or the adoption of new principles and practices; and (iii) their respective judgments about the quality, not merely the acceptability, of the accounting and financial disclosure practices used or proposed to be used and alternative disclosures, and underlying estimates, and other significant decisions made in preparing the financial statements; and (iv) any other matters required to be communicated to the Committee by the independent registered public accounting firm.

    * The Committee shall review with the Company's financial management and the independent registered public accounting firm: (i) all quarterly financial statements (and the associated Management's Discussion and Analysis) reasonably prior to the filing of the related Form 10-Q; and (ii) any other matters required to be communicated to the Committee by the independent registered public accounting firm.

    * The Committee shall review with the Company's management each press release relating to the Company's results for any fiscal period, prior to the issuance of any such press release.

    * The Committee shall report the results of each annual audit and quarterly review to the Board of Directors and recommend to the Board of Directors the inclusion of the Company's audited financial statements in the Company's Annual Report, or the unaudited quarterly financial statements in the Company's Quarterly Report.

INTERNAL CONTROLS AND PRACTICES

    * The Committee shall, on a quarterly basis, review with the independent registered public accounting firm and the Company financial and accounting personnel, the adequacy and effectiveness of the Company's existing internal accounting and financial controls, and shall elicit any recommendations for their improvement or for the implementation of new or more detailed controls or procedures in particular areas. The Committee shall conduct such review in accordance with applicable law. The Committee will emphasize in particular the adequacy of internal controls to provide reasonable assurance that the Company's publicly released financial statements are presented fairly and in accordance with generally accepted accounting principles.

PUBLIC DISCLOSURES ABOUT THE COMMITTEE

    * The Committee shall prepare and review with counsel and the Company's management, on a timely basis, all reports of the Committee required under the Act, the Exchange Act and if applicable, the listing standards of any exchange on which the Company's Common Stock is listed for trading, or otherwise to be set forth in the Company's proxy statements and annual reports. Such report shall include an assessment of the Committee's performance of its responsibilities.

    * The Committee shall ensure that a copy of this Charter is annexed to the Company's proxy statements not less than once every three years and is otherwise publicly available.

PERIODIC ASSESSMENT OF THIS CHARTER

    * The Committee shall obtain the Board of Directors' approval of this Charter, and shall review and reassess this Charter as conditions dictate, but not less than annually. The Committee shall obtain the Board of Director's approval of any amendments deemed necessary or desirable.

GENERAL

    * The Committee shall investigate any matter involving the Company's accounting or financial reporting practices or internal controls and any other matter brought to the Committee's attention and within the scope of its duties. The Committee shall have the power to retain outside counsel or consultants with respect to any matter within its responsibilities if, in its judgment, such retention is necessary or appropriate.

    * The Committee shall periodically review the Company's compliance policy statements and Code of Conduct to determine the whether modifications are appropriate and review with appropriate members of the Company's management the program for monitoring compliance with such statements and code, and shall recommend to the Board, as appropriate, changes in such statements, code and related compliance procedures.

    * The Committee shall review and assess transactions involving the Company and related parties and related potential conflicts of interest and advise the Board in such regard as appropriate.

    * The Committee shall review, with Company counsel as needed, legal and regulatory matters that may have a material effect on the financial statements and the Company's related compliance policies and, in general, the Company's compliance policies and procedures.

    * The Committee shall inquire of management and the independent registered public accounting firm about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

    * The Committee shall provide sufficient opportunity for the independent registered public accounting firm to meet with the Committee without members of management present, and shall discuss in such meetings, among other things, the independent registered public accounting firm's evaluation of the Company's financial and accounting personnel, and the level of cooperation accorded to the independent registered public accounting firm during the course of audit.

    * The Committee shall also provide a forum to facilitate free and open communication among the Company's directors, independent registered public accounting firm and management and, generally, to maintain an environment which is conducive to complete, accurate and timely financial reporting. In addition, the Committee shall review the Company's procedures for allowing direct communication from the stockholders to the Board.

    * The Committee shall periodically review the adequacy of the Company's accounting and financial resources and plan of personnel succession.


March 2004
(as amended in March 2007)

                                                                  EXHIBIT B
                                                                  ---------
                         QUESTAR ASSESSMENT, INC.
         (Formerly Touchstone Applied Science Associates, Inc.)

                      COMPENSATION COMMITTEE CHARTER

ORGANIZATION

            The Compensation Committee (the "Committee") shall be a committee of the Board of Directors composed of at least three Directors, each of whom is free of any relationship that, in the opinion of the Board of Directors, would interfere with his/her exercise of independent judgment as a Committee member. Members of the Committee shall be appointed and may be removed by the Board of Directors.

STATEMENT OF PURPOSE

            The purpose of the Committee shall be to assist the Board of Directors in fulfilling its oversight responsibilities with respect to executive compensation matters.

AUTHORITY AND RESPONSIBILITIES

            In furtherance of the Committee's purpose, the Committee shall have the following authority and direct responsibilities:

            1.	reviewing and approving corporate goals and
objectives relevant to the compensation of the Corporation's Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals and objectives, and, either as a committee or together with the other independent members of the Board of Directors (as directed by the Board), determining and approving the compensation level for the Chief Executive Officer based upon such evaluation.

            2.	making recommendations to the Board of Directors
with respect to non-Chief Executive Officer compensation, incentive-compensation plans and equity-based plans.

            3.	producing a report of the Committee on executive
compensation as required by the Securities and Exchange
Commission to be included in the Corporation's annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange Commission.

            The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

            The Committee shall have the authority to retain such compensation consultants, outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.
The Committee shall have sole authority to approve related fees and retention terms.

            The Committee shall report its actions and recommendations to the Board of Directors after each Committee meeting and shall conduct and present to the Board of Directors an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board of Directors for approval.

MEETINGS

            The Committee will meet regularly and additional meetings may occur as the Committee or its Chair deems advisable.
The majority of members of the Committee shall constitute a quorum. The action of a majority of members at a meeting at which a quorum is present will be the action of the Committee. The Committee will keep adequate minutes of all its meetings, and will report its actions and recommendations to the Board. The Committee is governed by the same rules regarding meetings as outlined in the Corporation's bylaws.

March 2004
(as amended March 2007)